Exhibit 99.1

FOR IMMEDIATE RELEASE

GLOBAL MEDICAL REIT Inc. PROVIDES acquisition update

Company Announces Two Completed Acquisitions and Five Executed Purchase Contracts for an Aggregate of $103.5 million

BETHESDA, MD – February 1, 2017 – Global Medical REIT Inc. (NYSE:GMRE) (the “Company” or “GMR”), a Maryland corporation engaged primarily in the acquisition of licensed, state-of-the-art, purpose-built healthcare facilities and the leasing of these facilities to leading clinical operators with dominant market share, announced today that it closed two acquisitions during the first quarter of 2017 and has executed five purchase contracts, four of which were executed during the first quarter of 2017 and are previously unannounced. In total, the closed acquisitions and purchase contracts encompass nine buildings for an aggregate purchase price of $103,455,000. Of the five purchase contracts discussed herein, the December 30, 2016 purchase contract for the Great Bend Regional Hospital (“GBRH”) was previously announced on January 4, 2017. Upon the successful closings of the acquisitions under purchase contract, GMR’s gross investment in real estate will be approximately $310 million.

The closed acquisitions, discussed further below, include the Geisinger imaging center and clinic in central Pennsylvania (“Geisinger”) and the Southwest Florida Neurological & Rehabilitation Associates (“SWFNA”) building in Cape Coral, Florida. The five purchase contracts, also discussed further below, are for the purchase of a portfolio of three properties occupied by the Oklahoma Center for Orthopedic & Multi-Specialty Surgery (“OCOM”) in Oklahoma City, Oklahoma; Las Cruces Orthopedic Associates (“LCOA”) in Las Cruces, New Mexico; Thumb Butte Medical Center, a two-story clinic in Prescott, Arizona (“Prescott”); and the South Lake Heart & Vascular Institute in Clermont, Florida (“SLHVI”), and GBRH.

Q1 2017 Closed Acquisition Highlight Table
Property	City	State	Purchase Price	Square Feet	Cap Rate[1]
Geisinger	Lewisburg	PA	$7,300,000	28,480	7.30%
SWFNA	Cape Coral	FL	$7,250,000	25,814	7.33%

Q1* 2017 Executed Purchase Contract Highlight Table
Property	City	State	Purchase Price	Square Feet	Cap Rate
LCOA	Las Cruces	NM	$4,880,000	15,716	7.25%
Prescott	Prescott	AZ	$4,500,000	12,000	8.08%
SLHVI	Clermont	FL	$5,225,000	18,152	7.00%
GBRH*	Great Bend	KS	$24,500,000	58,000	8.75%
OCOM	Oklahoma City	OK	$49,800,000	100,401	7.10%

* GBRH purchase contract was executed on December 30, 2016 and was previously announced on January 4, 2017

1 Cap rates calculated based on current lease terms and do not give effect to future rent escalations.

David Young, GMR’s Chief Executive Officer, stated, “I am happy to announce these acquisitions, which will add more than 258,000 square feet to our property portfolio once the acquisitions under purchase contract are closed, which we expect will occur in the first quarter. Following the expected closings, our gross investment portfolio will exceed $310 million, encompassing approximately 924,000 square feet of leasable space. With two months still remaining in the first quarter, this gives us great momentum as we push toward covering our dividend.”

Mr. Young continued, “I would also like to highlight the diversity of these acquisitions, from a geographic perspective along with the type of markets they serve. As we state at the outset of all of our announcements, we focus on the acquisition of properties that are leased to leading clinical operators with dominant market share. In building our portfolio, we have shown that these acquisition parameters apply in a wide variety of areas. In some cases, where markets are highly competitive, we may choose to add properties, such as “OCOM”, with relatively lower cap rates than our overall corporate average when it serves our broader strategy. At the same time, we have been able to balance our overall portfolio with higher than average cap rate deals in less competitive areas, such as our recently-announced “Great Bend” acquisition, which carries a cap rate of 8.75%. We believe our strategy results in a well-diversified property portfolio which best positions us to build value for our shareholders over the long term.”

Geisinger – Lewisburg, PA

On January 12, 2017 GMR closed the acquisition of a 28,480 square-foot clinic and imaging center, which is occupied by two affiliates of the Geisinger Health System. The first tenant, Geisinger Medical Center - Susquehanna Valley Imaging, occupies 17,265 square feet of space and provides imaging services including ultrasound, breast cancer screening and diagnosis, bone densitometry, computerized tomography (CT scan), digital mammography, fluoroscopy, magnetic resonance imaging (MRI), and x-ray. The second tenant, the Geisinger-Bucknell Center for Autism & Development Medicine, occupies the remaining 11,215 square feet of space.

SWFNA – Cape Coral, FL

On January 17, 2017 GMR closed the acquisition which includes a 25,814 square-foot medical office building located in Cape Coral, Florida. The property was built in 2007 by the Sypert Institute, Inc. (d.b.a. Southwest Florida Neurological Associates), which entered into a 10-year triple-net lease with GMR upon the closing of the transaction.

LCOA – Las Cruces, NM

The transaction includes a 15,716 square-foot, orthopedic and imaging clinic in Las Cruces, New Mexico. Built in 1987 and expanded in 2012, the center includes 20 exam rooms, an outpatient procedure room, two digital x-ray machines and two Tesla MRI scanners (open and closed). LCOA offers orthopedic, sports medicine, and pain management care, including minimally invasive surgery. Upon closing, LCOA will enter into a 12-year triple net lease with GMR, including four 5-year options.

Prescott – Prescott, AZ

The transaction includes a 12,000 square-foot, two-tenant clinic, with one tenant, Thumb Butte Medical Center, PLLC (TBMC), occupying 8,000 square feet and the second tenant, Ali Askari, MD PC (“Askari”), occupying the remaining 4,000 square feet. The first floor of TBMC includes 30 exam rooms, 7 restrooms, a pharmacy, waiting room, doctor offices, x-ray, and a medical assistant room. The second floor of TBMC includes 8 exam rooms, a reception area, a doctor’s office, a nuclear room and an echocardiography room. Upon closing, both TBMC and Askari will have their respective leases amended and restated as 10 year leases with two 7-year options.

SLHVI – Clermont, FL

With closing expected in February 2017, the SLHVI facility is an 18,152 square-foot clinic occupied by three separate tenants: Orlando Health, South Lake, and Vascular Specialists of Central Florida. Upon closing, the weighted average lease term will be 7.7 years, with two 5-year options collectively. The property, built in 2014, is used for cardiology, endocrinology, and vascular diagnostic services and is located on the South Lake Hospital Campus.

OCOM – Oklahoma City, OK

With closing expected in March 2017, OCOM consists of three buildings, totaling 100,401 square feet, for an aggregate purchase price of $49,500,000. The buildings are 100% leased and occupied by the Oklahoma Center for Orthopedic & Multi-Specialty Surgery (“OCOM”). The three buildings include a 69,881 square-foot surgical hospital (the “Hospital”); a 20,434 square-foot physical therapy center (the “PT Center,” together with the Hospital, “OCOM South”); and a 10,086 square-foot outpatient ambulatory surgery center (“OCOM North”). Upon closing of the acquisition of OCOM South, GMR will assume the existing triple-net lease agreement, pursuant to which OCOM South is leased from Cruse-Two L.L.C., an Oklahoma limited liability company, to OCOM with a remaining initial lease term expiring September 1, 2033, subject to three consecutive five-year renewal options by the tenant. Upon closing of the acquisition of OCOM North, GMR will assume the existing triple-net lease agreement, pursuant to which OCOM North is leased from Cruse-Six, L.L.C., an Oklahoma limited liability company, as landlord to OCOM, as tenant, with a remaining initial lease term expiring on July 31, 2022, subject to two consecutive five (5)-year renewal options by the tenant.

Refer to the Company’s January 4, 2017 press release for a description of GBRH.

About Global Medical REIT Inc.

Global Medical REIT Inc. is a Maryland corporation engaged primarily in the acquisition of licensed, state-of-the-art, purpose-built healthcare facilities and the leasing of these facilities to leading clinical operators with dominant market share. The Company intends to produce increasing, reliable rental revenue by expanding its portfolio, and leasing its healthcare facilities to market-leading operators under long-term triple-net leases. The Company’s management team has significant healthcare, real estate and public real estate investment trust (“REIT”) experience and has long-established relationships with a wide range of healthcare providers. The Company intends to elect to be taxed as a REIT for U.S. federal income tax purposes commencing with its taxable year ended December 31, 2016.

Forward-Looking Statements

This press release contains statements that are “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Exchange Act, pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements may be identified by the use of words such as “anticipate”, “believe”, “expect”, “estimate”, “plan”, “outlook”, and “project” and other similar expressions that predict or indicate future events or trends or that are not statements of historical matters. Forward-looking statements should not be read as a guarantee of future performance or results, and will not necessarily be accurate indications of the times at, or by, which such performance or results will be achieved. Forward-looking statements are based on information available at the time those statements are made and/or management’s good faith belief as of that time with respect to future events. These statements relate to, among other things, the Company’s expectations regarding the completion of the acquisitions described in the press release on the terms and conditions described herein, the expected closing dates of these acquisitions; and the expected lease terms. These forward-looking statements are subject to various risks and uncertainties, not all of which are known to the Company and many of which are beyond the Company’s control, which could cause actual performance or results to differ materially from those expressed in or suggested by the forward-looking statements. These risks and uncertainties are described in greater detail in the Company’s filings with the United States Securities and Exchange Commission (the “Commission”), including, without limitation, the Company’s annual and periodic reports and other documents filed with the Commission. Unless legally required, the Company disclaims any obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise. The Company undertakes no obligation to update these statements after the date of this release.

Contacts:

Investor Relations Counsel

The Equity Group Inc.

Jeremy Hellman, Senior Associate

(212) 836-9626 / jhellman@equityny.com

Adam Prior, Senior Vice President

(212) 836-9606 / aprior@equityny.com